Exhibit 99.1

Nubia Brand International Corp. Announces Postponement of Special Meeting of Shareholders to Tuesday, December 12, 2023 at 9:00 a.m. EDT

Dallas, Texas, Nov. 30, 2023 (GLOBE NEWSWIRE) -- On November 8, 2023, Nubia Brand International Corp. (the “Company” or “Nubia”) filed a definitive proxy statement (as amended by the first supplement thereto, dated November 21, 2023, the “definitive proxy statement”) for the solicitation of proxies in connection with a special meeting (the “Special Meeting”) of the Company’s stockholders to be held on December 5, 2023, to vote upon, among other things, a proposal to adopt and approve that certain Merger Agreement by and among Nubia, Honeycomb Battery Company, an Ohio corporation (“Honeycomb”), and Nubia Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of the Corporation, and the business combination contemplated thereby (the “Business Combination”).

On November 30, 2023, the Company determined to postpone the Special Meeting until December 12, 2023 at 9:00 a.m. Eastern Time. Because Nubia intends to postpone the meeting to December 12, 2023, the deadline for the submission of public shares of Nubia Class A common stock for redemption will be extended to 5:00 p.m., Eastern Time, on December 8, 2023.

The purpose of the postponement of the Special Meeting is to allow Nubia and Honeycomb additional time to satisfy certain of the conditions to the closing of the Business Combination. Nubia and Honeycomb will continue to work on closing the Business Combination as soon as possible following its approval by the stockholders of each of Nubia and Honeycomb and the satisfaction or waiver of any applicable closing conditions.

About Nubia Brand International Corp.

Nubia is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses.

About Honeycomb

Honeycomb formerly the energy solutions division of Global Graphene Group, Inc., is a Dayton, Ohio, USA-based advanced battery technology company focused on the development and commercialization of battery materials, components, cells, and selected module/pack technologies.

Additional Information about the Proposed Transaction and Where to Find It

This press release relates to a proposed transaction between Honeycomb and Nubia. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, Nubia intends to file relevant materials with the SEC, including a proxy statement (that includes a preliminary proxy statement, and when available, a definitive proxy statement). Promptly after filing its definitive proxy statement with the SEC, Nubia will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting relating to the transaction. Nubia urges its investors, stockholders and other interested persons to read, when available, the proxy statement as well as other documents filed with the SEC because these documents will contain important information about Nubia, Honeycomb and the business combination. Once available, stockholders will also be able to obtain a copy of the proxy statement and other documents filed with the SEC without charge, by directing a request to: Nubia Brand International Corp., Attn: Jaymes Winters, 13355 Noel Rd, Suite 1100, Dallas, TX. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Nubia and its directors and executive officers may be deemed participants in the solicitation of proxies from Nubia stockholders with respect to the proposed transaction. Information about Nubia’s directors and executive officers and a description of their interests in Nubia will be included in the proxy statement for the proposed transaction and be available at the SEC’s website (www.sec.gov). Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Honeycomb and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Nubia in connection with the proposed transaction. Information about the Company’s directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed transaction.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, exchange, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This press release contains certain statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Nubia and Honeycomb. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transaction or that the approval of the shareholders of Nubia or Honeycomb is not obtained; (iii) the outcome of any legal proceedings that may be instituted against Honeycomb or Nubia following announcement of the proposed transaction; (iv) failure to realize the anticipated benefits of the proposed transaction; (v) risks relating to the uncertainty of the projected financial information with respect to Honeycomb; (vi) risks related to the performance of Honeycomb’s batteries; (vii) the extent to which original equipment manufacturers may elect to pursue other battery cell technologies; (viii) risks related to the safety of Honeycomb’s high-capacity anode and high-energy solid-state battery technology, for which only preliminary safety testing has occurred and for which additional and extensive safety testing will need to occur prior to being installed in electric vehicles; (ix) risks related to any substantial increases in the prices for Honeycomb’s raw materials and components, some of which are obtained from a limited number of sources where demand may exceed supply; (x) consumers’ willingness to adopt electric vehicles; (xi) risks related to Honeycomb being an early-stage company with a history of financial losses that expects to incur significant expenses and continuing losses for the foreseeable future; (xii) the possibility that Honeycomb may require additional capital to support business growth, and that this capital might not be available on commercially reasonable terms or at all; (xiii) Honeycomb’s heavy reliance on owned intellectual property, which includes patent rights, trade secrets, copyright, trademarks, and know-how, and its ability to protect and maintain access to these intellectual property rights; (xiv) risks related to the intentional disruption, security breaches and other security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling of Honeycomb’s technology and its website, systems, and data it maintains; (xv) the amount of redemption requests made by Nubia’s public stockholders; (xvi) the ability of Nubia or the combined company to issue equity or equity-linked securities in connection with the proposed transactions or in the future; (xvii) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xviii) the impact of the global COVID-19 pandemic on Honeycomb, Nubia, the combined company’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and (xix) those factors discussed in Nubia’s filings with the SEC and that will be contained in the proxy statement relating to the proposed transaction.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the preliminary proxy statement and the amendments thereto, the definitive proxy statement, and other documents to be filed by Nubia from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Nubia and Honeycomb may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither of Nubia or Honeycomb gives any assurance that Nubia or Honeycomb, or the combined company, will achieve its expectations. These forward-looking statements should not be relied upon as representing Nubia’s or Honeycomb’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact Information:

Jaymes Winters
Chief Executive Officer
Nubia Brand International Corp.
jaymes@nubiabrand.us

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